EXHIBIT 23.1




The Board of Directors of
Vasco Data Security International, Inc.:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                                KPMG Peat Marwick LLP

Chicago, Illinois
September 30, 1998